EXHIBIT 11(a)

                             KPMG Peat Marwick LLP
                              4200 Norwest Center
                            90 South Seventh Street
                             Minneapolis, MN 55402

                         Independent Auditors' Consent

The Board of Directors
First American Funds, Inc.:

We consent to the use of our report dated November 3, 1995 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "Custodian; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.


                              /s/ KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 22, 1996